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                                                                   EXHIBIT 10.47



                                 August 29, 2003


                            PERSONAL AND CONFIDENTIAL

Richard A. Navarre
16651 Kehrsgrove
Chesterfield, MO 63005

Dear Rick:

This letter agreement will confirm that in recognition of your dedicated and loyal service to Peabody Energy Corporation (the "Company"), and in order to induce you to continue to serve the Company in your current position, the Company has decided that it is appropriate to give you the additional incentive described below:

1. In addition to any compensation to which you may be entitled under the Employment Agreement dated May 19, 1998 and amended May 10, 2001, between you and the Company (the "Employment Agreement"), you will be entitled to receive an additional bonus (the "Retention Bonus") equal to one (1) times your then current Base Salary (as that term is defined in the Employment Agreement) if you remain in the Company's employ until the date two (2) years after the date hereof and meet applicable performance goals, as determined by the CEO (as that term is defined in the Employment Agreement), during such two-year period. Subject to Paragraphs 2 and 3 below, if your employment with the Company ends for any reason at any time before the expiration of the two-year period mentioned in the immediately preceding sentence, or if you fail to meet applicable performance goals, as determined by the CEO during such two-year period, you will not be entitled to the Retention Bonus hereunder.

2. Notwithstanding anything to the contrary in Paragraph 1 above, if your employment with the Company is terminated before the expiration of the two-year period mentioned in Paragraph 1 above, either by you for Good Reason (as that term is defined in the Employment Agreement) or by the Company without Cause (as that term is defined in the Employment Agreement), you will be entitled to receive the Retention Bonus hereunder as of the date of such termination.

3. Notwithstanding anything to the contrary in Paragraph 1 above, if your employment with the Company is terminated before the expiration of the two-year period mentioned in Paragraph 1 above as a result of your death or Disability (as that term is defined in the Employment Agreement), you (or your beneficiary)

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Richard A. Mavarre
August 29, 2003
Page 2


         will be entitled to receive, as of the date of such termination, an amount equal to the Retention Bonus multiplied by a fraction the numerator of which is the number of full calendar months that will have elapsed during the period beginning on the date hereof and ending on the date of termination of your employment with the Company, and the denominator of which is 24.

4. If the conditions set forth in Paragraph 1, 2 or 3 above are met, the Retention Bonus (or the prorated amount described in Paragraph 3) will be paid by the Company as soon as administratively feasible after the date on which such conditions are met. Any amount payable hereunder will be subject to customary withholding taxes and such other employment taxes as are required under federal law or the law of any state or other governmental body to be collected with respect to compensation paid by an employer to an employee.

5. Other than as explicitly set forth herein, your employment with the Company otherwise continues to be governed by the terms and conditions of the Employment Agreement.

Please confirm your agreement with the foregoing by signing and dating the enclosed duplicate copy of this letter agreement and returning that copy to me by September 5, 2003.

                                            Very truly yours,

                                            PEABODY ENERGY CORPORATION


                                            By: /s/ IRL F. ENGELHARDT
                                                --------------------------------

                                            Its:  Chief Executive Officer
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AGREED AND ACCEPTED:


/s/ RICHARD A. NAVARRE
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Signature

Richard A. Navarre
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Print Name

August 29, 2003
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Date